Exhibit 99.1

NUVERRA ANNOUNCES FIRST QUARTER 2019 RESULTS

SCOTTSDALE, AZ (May 8, 2019) - Nuverra Environmental Solutions, Inc. (NYSE American: NES) (“Nuverra,” the “Company,” “we,” “us” or “our”) today announced financial and operating results for the first quarter ended March 31, 2019.
SUMMARY OF QUARTERLY RESULTS

•	First quarter revenue was $42.6 million, a decrease of approximately 13.4%, or $6.6 million, when compared with revenue of $49.2 million in the fourth quarter of 2018.

•	When compared to the same period in the prior year, first quarter revenue decreased 14.2%, or $7.0 million.

•	Net loss for the first quarter was $6.4 million as compared to $8.8 million in the fourth quarter of 2018 and $32.2 million in the first quarter of 2018.

•	Adjusted EBITDA for the first quarter was $4.5 million, a decrease of $1.6 million compared with $6.1 million in the fourth quarter of 2018.

•	Adjusted EBITDA for the first quarter increased by $2.1 million over the same period in the prior year.

•	Total liquidity available for capital spending and other purposes as of March 31, 2019 was $18.7 million.

“We continued to make progress in the first quarter on many of our important initiatives: improving operating efficiencies, reducing costs, implementing a centralized dispatch system in our Rocky Mountain division, expanding our services to include oil hauling and broadening customer coverage, to name a few. Adjusted EBITDA increased over the same period in 2018; however, revenues decreased due to particularly difficult weather in the first quarter of 2019 in some of our operating regions and the trend toward more use of lay flat temporary hose for fresh water delivery replacing trucking as a delivery service provider and increased competition for that service. We also saw a very competitive trucking market in our Northeast division due to a decrease in customer activity. We continue to focus on improving our service and had a strong quarter from a safety perspective. With better weather conditions in the second quarter, we are beginning to see improved activity, particularly in the Rocky Mountain division, and are working hard on expanding what we do with our larger customers,” said Charlie Thompson, Chief Executive Officer.

FIRST QUARTER 2019 RESULTS

First quarter revenue was $42.6 million, a decrease of $6.6 million, or 13.4%, from $49.2 million in the fourth quarter of 2018. Of this 13.4% decrease, approximately 12.5% is attributable to decreases in activities and 0.9% to pricing decreases. We typically see a slow down in activity levels during the first quarter, as compared to the fourth quarter, due to weather conditions in the Rocky Mountain and Northeast divisions.
When compared to the first quarter of 2018, first quarter 2019 revenue decreased by 14.2%, or $7.0 million, primarily due to decreases in activity levels for water transfer services in the Rocky Mountain and Southern divisions, offset by increases in disposal services in all three divisions. In the first quarter of 2018, the Rocky Mountain division benefited from a number of large completion projects that utilized third-party drivers, which did not repeat during the current year resulting in the decline in revenue for the Rocky Mountain division. In the Southern division revenue decreased as a result of management’s decision to exit the Eagle Ford Shale area as of March 1, 2018. The first quarter of 2018 included $2.1 million in revenues from the Eagle Ford Shale area prior to the exit. In the Northeast division, the acquisition of Clearwater Solutions in the fourth quarter of 2018 contributed revenues of $2.4 million in the first quarter of 2019.
Total costs and expenses for the first quarter were $47.3 million. Total costs and expenses, adjusted for special items, were $47.3 million, or a $5.6 million decrease when compared with $52.9 million in the fourth quarter of 2018 due primarily to lower revenues from third-party drivers which have higher costs. Total costs and expenses, adjusted for special items, decreased 23.8% compared with $62.1 million in the first quarter of 2018 as a result of favorable product mix and active cost reduction efforts that started in 2018 and continued into 2019. The favorable product mix was driven by the reduction in lower margin third-party driver revenue, as well as growth in higher margin disposal services.

Net loss for the first quarter was $6.4 million, an improvement of $2.4 million when compared with a net loss of $8.8 million in the fourth quarter of 2018. For the first quarter of 2019, the Company reported a net loss, adjusted for special items, of $6.1 million. Special items in the first quarter primarily included gains on the sale of underutilized assets, stock-based compensation expense, and long-lived asset impairment charges. This compares with a net loss, adjusted for special items, of $6.0 million in the fourth quarter of 2018 and $13.6 million in the first quarter of 2018.
Adjusted EBITDA for the first quarter of 2019 was $4.5 million, a decrease of $1.6 million compared with $6.1 million in the fourth quarter of 2018. Of the 26.2% decline in adjusted EBITDA, 18.0% related to a decrease in activity levels, 7.3% related to a decrease in pricing and 0.9% related to corporate items. When compared to the first quarter in 2018, adjusted EBITDA increased $2.1 million, or 91.3%. The 91.3% net increase is comprised of a benefit of 136.9% for acquisitions/closures and 8.5% for corporate items, offset by 37.7% for decreases in pricing and 16.4% for decreases in activity levels. First quarter 2019 adjusted EBITDA margin was 10.6%, compared with 12.4% in the fourth quarter of 2018 and 4.7% in the first quarter of 2018.
CASH FLOW AND LIQUIDITY
Net cash used in operating activities for the three months ended March 31, 2019 was $0.5 million, while asset sales net of capital expenditures provided proceeds of $39.0 thousand. Asset sales were related to unused or under-utilized assets. The proceeds have been reinvested in 2019 in returns-driven growth projects, including the purchase of new water transfer trucks for our fleet.
Total liquidity available for capital spending and other purposes as of March 31, 2019 was $18.7 million. This consisted of cash and available borrowings of $13.0 million, plus an additional $5.7 million delayed draw borrowing capacity under our second lien term loan. As of March 31, 2019, total debt outstanding was $36.3 million, consisting of $20.8 million under our senior secured term loan facility, $10.1 million under our second lien term loan facility, and $5.4 million of finance leases.
About Nuverra
Nuverra Environmental Solutions, Inc. is a leading provider of water logistics and oilfield services to customers focused on the development and ongoing production of oil and natural gas from shale formations in the United States. Our services include the delivery, collection, and disposal of solid and liquid materials that are used in and generated by the drilling, completion, and ongoing production of shale oil and natural gas. We provide a suite of solutions to customers who demand safety, environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.

These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: financial results that may be volatile and may not reflect historical trends due to, among other things, changes in commodity prices or general market conditions, acquisition and disposition activities, fluctuations in consumer trends, pricing pressures, transportation costs, changes in raw material or labor prices or rates related to our business and changing regulations or political developments in the markets in which we operate; risks associated with our indebtedness, including changes to interest rates, decreases in our borrowing availability, our ability to manage our liquidity needs and to comply with covenants under our credit facilities; the loss of one or more of our larger customers; difficulties in successfully executing our growth initiatives, including identifying and completing acquisitions and divestitures, successfully integrating acquired business operations, and identifying and managing risks inherent in acquisitions and divestitures, as well as differences in the type and availability of consideration or financing for such acquisitions and divestitures; our ability to attract and retain key executives and qualified employees in key areas of our business; our ability to attract and retain a sufficient number of qualified truck drivers in light of industry-wide driver shortages and high-turnover; the availability of less favorable credit and payment terms due to changes in industry condition or our financial condition, which could constrain our liquidity and reduce availability under our revolving credit facility; higher than forecasted capital expenditures to maintain and repair our fleet of trucks, tanks, equipment and disposal wells; control of costs and expenses; changes in customer drilling, completion and production activities, operating methods and capital expenditure plans, including impacts due to low oil and/or natural gas prices or the economic or regulatory environment; risks associated with the limited trading volume of our common stock on the NYSE American Stock Exchange, including potential fluctuation in the trading prices of our common stock; the effects of our completed restructuring on the Company and the interest of various constituents; risks and uncertainties associated with our completed restructuring process, including the outcome of a pending appeal of the order confirming the plan of reorganization; risks associated with the reliance on third-party analyst and expert market projections and data for the markets in which we operate; present and possible future claims, litigation or enforcement actions or investigations; risks associated with changes in industry practices and operational technologies and the impact on our business; risks associated with the operation, construction, development and closure of saltwater disposal wells, solids and liquids treatment and transportation assets, landfills and pipelines, including access to additional locations and rights-of-way, permitting and licensing, environmental remediation obligations, unscheduled delays or inefficiencies and reductions in volume due to micro- and macro-economic factors or the availability of less expensive alternatives; the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets and transfers of resources by competitors into our markets; changes in economic conditions in the markets in which we operate or in the world generally, including as a result of political uncertainty; reduced demand for our services due to regulatory or other influences related to extraction methods such as hydraulic fracturing, shifts in production among shale areas in which we operate or into shale areas in which we do not currently have operations; the unknown future impact of changes in laws and regulation on waste management and disposal activities, including those impacting the delivery, storage, collection, transportation, treatment and disposal of waste products, as well as the use or reuse of recycled or treated products or byproducts; risks involving developments in environmental or other governmental laws and regulations in the markets in which we operate and our ability to effectively respond to those developments including laws and regulations relating to oil and natural gas extraction businesses, particularly relating to water usage, and the disposal, transportation and treatment of liquid and solid wastes; and natural disasters, such as hurricanes, earthquakes and floods, or acts of terrorism, or extreme weather conditions, that may impact our business locations, assets, including wells or pipelines, distribution channels, or which otherwise disrupt our or our customers’ operations or the markets we serve.

The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Contact
Nuverra Environmental Solutions, Inc.
Investor Relations
602-903-7802
ir@nuverra.com

- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenue:
Service revenue	$39,001	$45,527
Rental revenue	3,626	4,142
Total revenue	42,627	49,669
Costs and expenses:
Direct operating expenses	32,557	41,627
General and administrative expenses	5,475	19,320
Depreciation and amortization	9,135	14,744
Impairment of long-lived assets	117	4,131
Other, net	—	599
Total costs and expenses	47,284	80,421
Operating loss	(4,657)	(30,752)
Interest expense, net	(1,421)	(1,250)
Other income (expense), net	25	(73)
Reorganization items, net	(223)	(92)
Loss before income taxes	(6,276)	(32,167)
Income tax expense	(79)	—
Net loss	$(6,355)	$(32,167)

Earnings per common share:
Net loss per basic common share	$(0.41)	$(2.75)

Net loss per diluted common share	$(0.41)	$(2.75)

Weighted average shares outstanding:
Basic	15,550	11,696
Diluted	15,550	11,696

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2019	2018
Assets
Cash	$3,949	$7,302
Restricted cash	1,329	656
Accounts receivable, net	28,689	31,392
Inventories	3,352	3,358
Prepaid expenses and other receivables	3,539	2,435
Other current assets	283	1,582
Assets held for sale	4,604	2,782
Total current assets	45,745	49,507
Property, plant and equipment, net	208,520	215,640
Operating lease assets	4,103	—
Equity investments	38	41
Intangibles, net	997	1,112
Goodwill	29,518	29,518
Other assets	130	118
Total assets	$289,051	$295,936
Liabilities and Shareholders’ Equity
Accounts payable	$5,980	$9,061
Accrued and other current liabilities	14,733	16,670
Current portion of long-term debt	6,450	38,305
Current contingent consideration	500	500
Derivative warrant liability	75	34
Total current liabilities	27,738	64,570
Long-term debt	29,656	27,628
Noncurrent operating lease liabilities	2,180	—
Deferred income taxes	251	181
Other long-term liabilities	7,323	7,130
Total liabilities	67,148	99,509
Commitments and contingencies
Shareholders’ equity:
Common stock	157	122
Additional paid-in capital	336,455	303,463
Treasury stock	(373)	—
Accumulated deficit	(114,336)	(107,158)
Total shareholders’ equity	221,903	196,427
Total liabilities and shareholders’ equity	$289,051	$295,936

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(6,355)	$(32,167)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,135	14,744
Amortization of debt issuance costs, net	206	—
Accrued interest added to debt principal	—	119
Stock-based compensation	852	10,978
Impairment of long-lived assets	117	4,131
Gain on sale of UGSI	—	(75)
Gain on disposal of property, plant and equipment	(858)	(8)
Bad debt (recoveries) expense	(141)	313
Change in fair value of derivative warrant liability	41	192
Deferred income taxes	70	—
Other, net	29	149
Changes in operating assets and liabilities:
Accounts receivable	2,944	(5,534)
Prepaid expenses and other receivables	(1,104)	(2,573)
Accounts payable and accrued liabilities	(6,735)	2,110
Other assets and liabilities, net	1,294	368
Net cash used in operating activities	(505)	(7,253)
Cash flows from investing activities:
Proceeds from the sale of property, plant and equipment	3,665	11,881
Purchases of property, plant and equipment	(3,626)	(3,380)
Proceeds from the sale of UGSI	—	75
Net cash provided by investing activities	39	8,576
Cash flows from financing activities:
Payments on First and Second Lien Term Loans	(1,102)	(799)
Proceeds from Revolving Facility	51,037	55,321
Payments on Revolving Facility	(51,037)	(56,001)
Payments on Bridge Term Loan	(31,382)	—
Proceeds from the issuance of stock	31,057	—
Payments on finance leases and other financing activities	(787)	(456)
Net cash used in financing activities	(2,214)	(1,935)
Change in cash and restricted cash	(2,680)	(612)
Cash, beginning of period	7,302	5,488
Restricted cash, beginning of period	656	1,296
Cash and restricted cash, beginning of period	7,958	6,784
Cash, end of period	3,949	4,088
Restricted cash, end of period	1,329	2,084
Cash and restricted cash, end of period	$5,278	$6,172

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company’s liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Net loss to EBITDA and Total Adjusted EBITDA:

	Three Months Ended
	March 31,
	2019	2018
Net loss	$(6,355)	$(32,167)
Depreciation and amortization	9,135	14,744
Interest expense, net	1,421	1,250
Income tax expense	79	—
EBITDA	4,280	(16,173)
Adjustments:
Transaction-related costs, net	(208)	—
Stock-based compensation	852	10,978
Change in fair value of derivative warrant liability	41	192
Reorganization items, net [1]	223	118
Legal and environmental costs, net	53	(347)
Impairment of long-lived assets	117	4,131
Restructuring, exit and other costs	—	599
Gain on sale of UGSI	—	(75)
Executive and severance costs	—	2,937
Gain on disposal of assets	(858)	(8)
Total Adjusted EBITDA	$4,500	$2,352

[1] Reorganization items, net represents the costs related to the chapter 11 filing incurred after the May 1, 2017 filing date.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended March 31, 2019	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$24,877	$11,840	$5,910	$—	$42,627
Direct operating expenses	19,828	9,715	3,014	—	32,557
General and administrative expenses	1,046	846	399	3,184	5,475
Depreciation and amortization	4,299	2,664	2,160	12	9,135
Operating (loss) income	(296)	(1,502)	337	(3,196)	(4,657)
Operating margin %	(1.2)%	(12.7)%	5.7%	N/A	(10.9)%
(Loss) income before income taxes	(358)	(1,595)	291	(4,614)	(6,276)

Net (loss) income	(358)	(1,595)	291	(4,693)	(6,355)
Depreciation and amortization	4,299	2,664	2,160	12	9,135
Interest expense, net	128	93	46	1,154	1,421
Income tax expense	—	—	—	79	79
EBITDA	$4,069	$1,162	$2,497	$(3,448)	$4,280

Adjustments, net	(746)	(95)	153	908	220
Adjusted EBITDA	$3,323	$1,067	$2,650	$(2,540)	$4,500
Adjusted EBITDA margin %	13.4%	9.0%	44.8%	N/A	10.6%

Three months ended March 31, 2018	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$30,770	$9,113	$9,786	$—	$49,669
Direct operating expenses	26,346	7,814	7,467	—	41,627
General and administrative expenses	1,276	762	578	16,704	19,320
Depreciation and amortization	6,289	4,306	4,124	25	14,744
Operating loss	(3,141)	(3,838)	(7,044)	(16,729)	(30,752)
Operating margin %	(10.2)%	(42.1)%	(72.0)%	N/A	(61.9)%
Loss before income taxes	(3,202)	(3,899)	(7,111)	(17,955)	(32,167)

Net loss	(3,202)	(3,899)	(7,111)	(17,955)	(32,167)
Depreciation and amortization	6,289	4,306	4,124	25	14,744
Interest expense, net	105	62	67	1,016	1,250
Income tax expense	—	—	—	—	—
EBITDA	$3,192	$469	$(2,920)	$(16,914)	$(16,173)

Adjustments, net	97	(918)	5,172	14,174	18,525
Adjusted EBITDA	$3,289	$(449)	$2,252	$(2,740)	$2,352
Adjusted EBITDA margin %	10.7%	(4.9)%	23.0%	N/A	4.7%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net loss and to EBITDA and Adjusted EBITDA

	Three months ended March 31, 2019
	As Reported	Special Items		As Adjusted
Revenue	$42,627	$—		$42,627
Direct operating expenses	32,557	858	[A]	33,415
General and administrative expenses	5,475	(697)	[B]	4,778
Total costs and expenses	47,284	44	[C]	47,328
Operating loss	(4,657)	(44)	[C]	(4,701)
Net loss	(6,355)	223	[D]	(6,132)

Net loss	$(6,355)			$(6,132)
Depreciation and amortization	9,135			9,135
Interest expense, net	1,421			1,421
Income tax expense	79			76
EBITDA and Adjusted EBITDA	$4,280			$4,500

Description of 2019 Special Items:
[A]	Special items primarily relates to the gain on the sale of underutilized assets.
[B]
Primarily attributable to stock-based compensation and non-routine litigation expenses, offset by an adjustment to capitalize certain of our transaction costs for our acquisition of Clearwater Solutions in the fourth quarter of 2018.

[C]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $0.1 million for assets classified as held-for-sale in the Northeast division.
[D]
Primarily includes the aforementioned adjustments along with a loss of $41.0 thousand associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended March 31, 2019 was (1.3%) percent and was applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net loss and to EBITDA and Adjusted EBITDA

	Three months ended March 31, 2018
	As Reported	Special Items		As Adjusted
Revenue	$49,669	$—		$49,669
Direct operating expenses	41,627	(54)	[E]	41,573
General and administrative expenses	19,320	(13,506)	[F]	5,814
Total costs and expenses	80,421	(18,290)	[G]	62,131
Operating loss	(30,752)	18,290	[G]	(12,462)
Net loss	(32,167)	18,525	[H]	(13,642)

Net loss	$(32,167)			$(13,642)
Depreciation and amortization	14,744			14,744
Interest expense, net	1,250			1,250
Income tax expense	—			—
EBITDA and Adjusted EBITDA	$(16,173)			$2,352

Description of 2018 Special Items:
[E]	Special items primarily relates to the loss on the sale of underutilized assets.
[F]	Primarily attributable to severance, stock-based compensation and non-routine litigation expenses.
[G]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $4.1 million for assets classified as held-for-sale primarily in the Southern division.
[H]
Primarily includes the aforementioned adjustments along with a loss of $0.2 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended March 31, 2018 was zero percent and was applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Free Cash Flow

	Three Months Ended
	March 31,
	2019	2018
Net cash used in operating activities	$(505)	$(7,253)
Net cash capital expenditures [1]	39	8,501
Free Cash Flow	$(466)	$1,248

[1]	Net cash capital expenditures is defined as proceeds received from sales of property, plant and equipment, net of purchases of property, plant and equipment.

Sequential Revenue and Adjusted EBITDA Decline by Price, Activity, Acquisition/Closure and Corporate

	Revenue		Adjusted EBITDA
	Q1 2019 vs Q4 2018		Q1 2019 vs Q4 2018
Breakdown of Decline:
Price	$(430)	(0.9)%	$(445)	(7.3)%
Activity	(6,144)	(12.5)	(1,097)	(18.0)
Acquisition/Closure	—	—	—	—
Corporate	—	—	(55)	(0.9)
Total Sequential Decline	$(6,574)	(13.4)%	$(1,597)	(26.2)%

Year-Over-Year Revenue Decline by Price, Activity and Acquisition/Closure

	Three Months Ended
	March 31, 2019
Breakdown of Total Revenue Decline:
Price	$(878)	(1.8)%
Activity	(6,304)	(12.7)
Acquisition/Closure (a)	140	0.3
Total Revenue Decline	$(7,042)	(14.2)%

(a)	Represents the combined impact of the Clearwater Solutions acquisition on October 5, 2018 and management’s decision to exit the Eagle Ford Shale area as of March 1, 2018.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Year-Over-Year Adjusted EBITDA Growth by Price, Activity, Acquisition/Closure, and Corporate

	Three Months Ended
	March 31, 2019
Breakdown of Total Adjusted EBITDA Growth:
Price	$(887)	(37.7)%
Activity/Expense	(385)	(16.4)
Acquisition/Closure (a)	3,220	136.9
Corporate	200	8.5
Total Adjusted EBITDA Growth	$2,148	91.3%

(a)	Represents the combined impact of the Clearwater Solutions acquisition on October 5, 2018 and management’s decision to exit the Eagle Ford Shale area as of March 1, 2018.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
SUPPLEMENTAL COMPANY AND INDUSTRY DATA
(Unaudited)

Company Assets and Utilization by Revenue Source

Three Months Ended
March 31, 2019
Water Trucks:
Count (approximate)	450
% Utilized [1]	48%

Salt Water Disposal Wells:
Count	48
% Utilized [2]	56%

Haynesville Pipeline:
% Utilized [2]	81%

[1]	Trucking utilization assumes a five day work-week and running twelve hours per day.
[2]
Salt Water Disposal Well and Pipeline utilization is calculated based on daily functional capacity rather than permitted capacity. Functional capacity reflects any factors limiting volume such as pressure limits, pump or tank capacity, etc. and can potentially be increased with additional capital investment.

Industry Statistics for the Basins in which Nuverra Operates

	Average for the Three Months Ended March 31,		Year-Over-Year
	2019	2018	Growth %
Pricing:
Oil price per barrel [1]	$54.82	$62.91	(12.9)%
Natural gas price per tcf [2]	$2.92	$3.08	(5.2)%

Operating Rigs [3]	192	176	9.1%

Oil Production (barrels in thousands) [4]	1,603	1,317	21.7%

Natural Gas Production (Mcf/d) [4]	43,827	36,747	19.3%

Wells Completed [4]	870	691	25.9%

Drilled Uncompleted Ending Inventory [4]	1,449	1,677	(13.6)%

[1]	Source: West Texas Intermediate (“WTI”) Crude Oil Spot Price
[2]	Source: Henry Hub (“HH”) Natural Gas Spot Price
[3]	Source: Baker Hughes
[4]	Source: US Energy Information Association (“EIA”)